UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2013

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2013, MGC Diagnostics Corporation (the “Company”) appointed Wesley W. Winnekins as Executive Vice President, Finance and Corporate Development, effective immediately. Mr. Winnekins will also serve as the Company’s Chief Financial Officer.

Mr. Winnekins will receive a base salary of $215,000, and on February 1, 2013, he was issued a restricted stock grant for 12,000 shares that will vest in equal installments on the first, second and third anniversary of his start date. In addition, Mr. Winnekins will be eligible to participate in the Company’s 2013 Incentive Compensation Plan, under which he can earn 25% of his base salary upon the Company’s achieving its corporate revenue and operating income objectives at target.

The Company and Mr. Winnekins also entered into a Change-in-Control Agreement. Under this agreement, if Mr. Winnekins’ employment is terminated during a period of 12 months following a change in control of the Company (i) by the Company other than for cause or (ii) by Mr. Winnekins for good reason, as those terms are defined in the agreement, then he would be entitled to a lump sum payment equal to 12 months of his currently effective base salary, as well as a prorated portion of target bonus if actual targets are met, with this bonus to be paid when other plan bonuses are paid.

Prior to joining the Company, Mr. Winnekins served as Chief Financial Officer of Snap Fitness, Inc., a multi-national franchisor of 24/7 express fitness clubs from February 2011 to October 2012. Prior to that, he was employed by Health Fitness Corporation from February 2001 to December 2010, serving as Executive Vice President, Finance and Operations from March 2010 to December 2010, and as Chief Financial Officer and Treasurer from February 2001 to February 2010. Prior to working at Health Fitness Corporation, Mr. Winnekins served in finance and management capacities for several public and private companies, including health and fitness companies, from October 1987 to February 2001. From May 1985 to October 1987, Mr. Winnekins served in the audit practice at Arthur Andersen. Mr. Winnekins received a Bachelor’s in Business Administration with a major in Accounting from Iowa State University and has passed the CPA exam.

In connection with the appointment of Mr. Winnekins, the Company will be entering into a Separation Agreement with the prior Chief Financial Officer Robert M. Wolf. Mr. Wolf’s last day as Chief Financial Officer was January 31, 2013.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

The following is filed as an exhibit to this Report:

Exhibit No.	Description of Exhibit

99.1	MGC Diagnostics Corporation Press Release Dated February 4, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC DIAGNOSTIC CORPORATION

Dated: February 4, 2013	By	/s/ Gregg O. Lehman, Ph.D.
Gregg O. Lehman, Ph.D.
President and Chief Executive Officer

3